UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2014 (July 25, 2014)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On July 25, 2014, Glimcher Properties Corporation (“GPC”), an affiliate of Glimcher Realty Trust (the “Registrant”) and the sole general partner of the Registrant’s operating partnership subsidiary, Glimcher Properties Limited Partnership, a Delaware limited partnership (the “Partnership”), entered into Amendment No. 13 (the “Amendment”) to the Limited Partnership Agreement of the Partnership, dated November 30, 1993, as thereby amended from time to time (the “Partnership Agreement”), to permit the issuance of One Hundred Thirty Thousand Five Hundred Ninety-Two (130,592) additional units (the “Additional Units”) of limited partnership interest in the Partnership, which are designated as Series I-1 Preferred Interests (the “Series I-1 Preferred Interests”). The Additional Units were issued on July 25, 2014 (the “Distribution Start Date”).

The Additional Units, with a liquidation preference of $25, bear substantially identical economic terms as the Registrant’s 6.875% Series I Cumulative Redeemable Preferred Shares of beneficial interest, par value $0.01 per share, except that the distributions on the Additional Units will be paid quarterly at a rate of 7.300% from and after the Distribution Start Date, prior to which no distribution will accrue. In the event of liquidation and dissolution of the Partnership, the holders of Additional Units are entitled to receive an amount equal to the liquidation preference of the Additional Units plus accrued and unpaid dividends. With regard to rights to receive distributions and amounts payable upon liquidation and dissolution of the Partnership, the Series I-1 Preferred Interests rank on a parity with the Partnership’s Series G Preferred Interests, Series H Preferred Interests, and Series I Preferred Interests.

Each holder of Additional Units may at its discretion cause the Partnership to redeem all or a portion of its Additional Units at any time following the second anniversary of the Distribution Start Date. Furthermore, in the event of the death of a holder of Additional Units, the Partnership may redeem the Additional Units held by the decedent six (6) months subsequent to such death. In either of the aforementioned circumstances, the redemption shall, at the discretion of the Partnership, be paid in cash or the Registrant’s common shares of beneficial interest, or a combination thereof. Lastly, to the fullest extent permitted by law, and except as otherwise provided in the Partnership Agreement, holders of Additional Units have no voting rights on any matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

/s/George A. Schmidt
George A. Schmidt
Date: July 31, 2014	Executive Vice President, General Counsel and Secretary